UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2005, United PanAm Financial Corp., a California corporation (“Registrant”) entered into an employment agreement (the “Agreement”) with its current Chairman of the Board of Directors, Guillermo Bron. The Agreement provides that Mr. Bron will continue to serve as Chairman of the Board of Directors and will receive a base salary at the rate of $225,000 per annum until December 31, 2005 and $250,000 per annum from January 1, 2006 to December 31, 2006. Mr. Bron will be entitled to four weeks paid annual vacation, an automobile allowance of $200 per month, and reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of Registrant. Mr. Bron will also be entitled to participate in Registrant’s medical, dental, vision, life insurance and long-term disability plans. The Agreement will expire on December 31, 2006 unless sooner terminated or extended. In the event that Registrant terminates Mr. Bron’s employment (a) for “cause” (as such term is defined in the Agreement), Mr. Bron will have no right to receive compensation or other benefits from Registrant after the effective date of such termination, and all bonus compensation otherwise accrued will be forfeited, (b) without “cause” prior to January 1, 2006, Mr. Bron will be entitled to a payment equal to twelve months salary at the then current base salary amount, plus prorated bonus, if any, through the date of termination, (c) without “cause” on or after January 1, 2006, Mr. Bron will be entitled to a payment equal to the actual amount of base salary remaining to be paid until December 31, 2006, plus prorated bonus, if any, through the date of termination, (d) as a result of Mr. Bron’s disability, Mr. Bron will be entitled to a payment equal to the difference between six months salary at the then current base salary amount and any disability payments provided to Mr. Bron through insurance plans offered by Registrant, plus prorated bonus, if any, through the date of termination, or (e) as a result of Mr. Bron’s death, Mr. Bron’s heirs or legal representatives will be entitled to a payment equal to Mr. Bron’s base salary through the date of termination, plus prorated bonus, if any, through the date of termination, plus any compensation previously deferred by Mr. Bron and any accrued vacation and/or sick leave pay and/or other amounts due to Mr. Bron pursuant to the terms of any applicable welfare benefit plan. Unless Mr. Bron is terminated without “cause,” Mr. Bron has agreed (i) for a period of one year after the termination of his employment with Registrant not to solicit or induce any of Registrant’s customers to acquire from him or any other person any product or service provided by Registrant, and (ii) for a period of two years after the termination of his employment with Registrant not to solicit, influence, encourage or recruit any employee of Registrant to work for him or any other person.

The foregoing description of the Agreement is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Exhibits.

(c)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement dated August 30, 2005 by and between United PanAm Financial Corp. and William Bron

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated:	August 31, 2005	By:	/s/ Garland Koch
		Name:	Garland Koch
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement dated August 30, 2005 by and between United PanAm Financial Corp. and William Bron

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